Exhibit 21

                                  SUBSIDIARIES
                                  ------------
                             (as of January 1, 2006)
                             -----------------------

NAME                                                  STATE OR COUNTRY
----                                                  ----------------
                                                      OF ORGANIZATION
                                                      ---------------

American Materials & Technologies Corporation (The)   Delaware
Avondale Ammonia Company                              Delaware
C.I.I. Luxembourg, S.a.r.l                            Grand-Duchy of Luxembourg
Carteret Development LLC                              Delaware
Coquimbo, SGPS LDA                                    Portugal
Cyquim de Colombia S.A.                               Delaware
Cytec Acrylic Fibers Inc.                             Delaware
Cytec Aerospace Far East Corp.                        Delaware
Cytec Ammonia Inc.                                    Delaware
Cytec Asia/Pacific Holding Pty Limited                Australia
Cytec Australia Holdings Pty Limited                  Australia
Cytec Australia Limited                               Delaware
Cytec Brewster Phosphates Inc.                        Delaware
Cytec Canada Inc.                                     Ontario
Cytec Carbon Fibers LLC                               Delaware
Cytec Chile Limitada                                  Chile
Cytec Coordination Center BVBA                        Belgium
Cytec de Argentina S.A.                               Delaware
Cytec de Chile S.A.                                   Delaware
Cytec de Mexico S.A. de C.V.                          Mexico
Cytec de Puerto Rico, Inc.                            Puerto Rico
Cytec Deutschland GmbH                                Germany
Cytec do Brasil Ltd.                                  Delaware
Cytec do Brasil Ltda.                                 Brazil
Cytec Engineered Materials GmbH                       Germany
Cytec Engineered Materials Inc.                       Delaware
Cytec Engineered Materials Limited                    England
Cytec France SAS                                      France
Cytec Global Holdings Inc.                            Delaware
Cytec Hong Kong Limited                               Hong Kong
Cytec Industries (Shanghai) Company Limited           China
Cytec Industries BV                                   Netherlands
Cytec Industries Europe C.V.                          Netherlands
Cytec Industries France S.A.R.L.                      France
Cytec Industries Italia S.r.l.                        Italy
Cytec Industries Pte. Ltd.                            Singapore
Cytec Industries UK Limited                           England
Cytec International Sales Corp.                       Barbados
Cytec Italy S.R.L.                                    Italy
Cytec Jamaica Limited                                 Jamaica
Cytec Japan Limited                                   Delaware
Cytec Korea Inc.                                      Delaware
Cytec Manufacturing B.V.                              Netherlands

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Cytec Melamine Inc.                                   New Jersey
Cytec Methanol Inc.                                   Delaware
Cytec Netherlands (CRP) B.V.                          Netherlands
Cytec Norge (GP) AS                                   Norway
Cytec Norge KS                                        Norway
Cytec Olean Inc.                                      Delaware
Cytec Overseas Corp.                                  Delaware
Cytec Plastics LLC                                    Delaware
Cytec Realty Corp.                                    Delaware
Cytec Surface Specialties (Shanghai) Co., Ltd.        China
Cytec Surface Specialties Austria GmbH                Austria
Cytec Surface Specialties Germany GmbH & Co KG        Germany
Cytec Surface Specialties Holding Germany GmbH        Germany
Cytec Surface Specialties Iberica S.L.                Spain
Cytec Surface Specialties Inc.                        Delaware
Cytec Surface Specialties Nordic A/S                  Denmark
Cytec Surface Specialties SA/NV                       Belgium
Cytec Surface Specialties UK Ltd                      United Kingdom
Cytec Taiwan Corp.                                    Delaware
Cytec Technology Corp.                                Delaware
Cytec Trading Limited                                 England
Cytec UK Holdings Limited                             England
D Aircraft Products, Inc.                             California
Especialidades para Superficies Ltda.                 Brazil
GSC Products, Inc.                                    Delaware
Holland LP I LLC                                      Delaware
IMC Mining Chemicals LLC                              Delaware
JBC Insurance Company                                 Vermont
M.I.O. Schoonaarde N.V.                               Belgium
Netherlands (Cytec) GP Inc.                           Delaware
Nihon Cytec Industries Inc.                           Japan
Piney River Recovery Corp.                            Delaware
Quimicos Cyquim, C.A.                                 Venezuela
Rotterdam LP II Co.                                   Delaware
Stamford Labs Realty Holdings LLC                     Delaware
Stamford Labs Realty Holdings-A LLC                   Delaware
Stamford Labs Realty Holdings-C LLC                   Delaware
Surface Specialties (Thailand) Ltd.                   Thailand
Surface Specialties Canada Inc                        Quebec
Surface Specialties Chemicals International           China
         Trading (Shanghai) Co. Ltd.
Surface Specialties Japan Co. Ltd.                    Japan
Surface Specialties Korea Co., Ltd.                   South Korea
Surface Specialties Malaysia Sdn. Bhd.                Malaysia
Surface Specialties Taiwan Ltd.                       Taiwan
Surface Specialties Trading Malaysia Sdn. Bhd.        Malaysia
Vianova Resins Germany Management GmbH                Germany
Viking Resins Germany Holding GmbH                    Germany
West Main & Alvord Commercial Park Association LLC    Delaware